UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under 240.14a-2
OPIANT PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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The following form email was sent by Dr. Roger Crystal, Chief Executive Officer of Opiant Phamaceuticals, Inc. (“Opiant”), to all Opiant employees on November 14, 2022.
Opiant CEO Email to all Opiant employees
Monday November 14, 2022

Team,

Today is a big day in the story of Opiant and in our journey to develop best in class medicines for the treatment of addiction and drug overdose.

In the last few hours, we announced that we reached an agreement to be acquired by Indivior.  As is the case with all public company transactions, I unfortunately couldn’t talk about it with you before it was announced more broadly. If you haven’t already, I encourage you to take a moment to read the press release:

https://ir.opiant.com/news-releases/news-release-details/indivior-plc-acquire-opiant-pharmaceuticals

I recognize that this news will come as a surprise, and I appreciate that it will take some time to process. You might feel a range of emotions, yet please know that I, along with the Board and the members of the SLT involved in this transaction have been always guided by one goal – to do what is best for our Company and its stockholders, which each of you are.

As we considered our strategy, and the optimal way to achieve our mission, we believe this combination with Indivior will best position us for success, for several reasons:

•This transaction creates substantial and immediate value for Opiant stockholders, with further potential value tied to sales of OPNT003.

•Indivior has the expertise and resources to maximize the launch and value of OPNT003 and our pipeline assets.

•Indivior shares our mission, working to change patients' lives by developing medicines to treat substance use disorders as well as serious mental illnesses.

Throughout this process, I have been delighted to hear Indivior’s recognition of the work we have accomplished thus far and the talented team we have assembled. I couldn’t agree more.  To that end, I encourage you to watch this video by Indivior’s CEO Mark Crossley, welcoming Opiant.

We should be proud of all we have accomplished together and as we move forward over the next few months to continue to drive to new heights as we seek to get approval for OPNT003, prepare for commercialization, and advance OPNT002 and OPNT004. Having another company recognize the value we have created is confirmation of our success and a milestone very few other biopharma companies ever reach. This is a testament to the outstanding team we have assembled and the pipeline we are developing in addictions and drug overdose. We should be exceptionally proud.

What’s next

Although we have now announced an agreement to be acquired by Indivior, the transaction has not yet closed.  Closing of the transaction remains subject to approval by Opiant shareholders and regulatory authorities.

Opiant will file a preliminary proxy statement with the SEC in the coming weeks, which will contain details regarding the transaction. Subject to receipt of shareholder approval and other customary conditions, it is expected that the transaction will be completed in the first quarter of 2023.

In the meantime, it is critical that we operate business as usual. While we understand that this has the potential to be distracting, it’s extremely important that we remain focused on our work and deliver on our programs.  It is also important that as the process evolves over the next few months that we continue to operate our businesses separately from one another.  There should be no interactions between Opiant and Indivior personnel prior to the closing of the transaction, unless otherwise instructed. We will be providing additional information about the integration process and planning for integration at a later time.

Of course, this announcement will give rise to so many questions. We will host numerous forums and events to address them, starting today with an all-team call at 8.30am PT / 11.30am ET / 4.30pm UK. Please do your best to join.  I will be in London on Wednesday to spend time with the UK team.

This situation will likely generate significant attention from the press and investment community. As a reminder, if you receive any media or investor calls, or other outside inquiries regarding this situation, please direct them to Ben: 1 (805) 341-1571 / batkins@opiant.com.

I am incredibly proud of this company, you, and the work we have done together, which has been recognized, and validated by Indivior’s desire to acquire Opiant. I couldn’t be more appreciative of your efforts, focus, and the dedication to our mission.

Roger

********

Additional Information About the Acquisition and Where to Find It

This document is being made in respect of the proposed transaction involving Opiant Pharmaceuticals, Inc., Indivior Inc. and Olive Acquisition Subsidiary, Inc. A meeting of the stockholders of Opiant will be announced as promptly as practicable to seek stockholder approval in connection with the proposed transaction. Opiant expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Opiant and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF OPIANT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OPIANT AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Opiant with the SEC at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Opiant and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Opiant’s stockholders in connection with the proposed transaction will be set forth in Opiant’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by Opiant’s stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You may also find additional information about Opiant’s directors and executive officers in Opiant’s Definitive Proxy Statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 18, 2022 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

The following form email was sent by certain members of the senior leadership of Opiant to certain business partners on November 14, 2022.
Subject: Announcement: Indivior PLC to acquire Opiant Pharmaceuticals

[INSERT NAME]:

I want to inform you about an important announcement today regarding Opiant. As we continue our journey to develop best in class medicines for the treatment of addiction and drug overdose, we will eventually do so as part of Indivior PLC, a company similarly dedicated to evidence-based treatment for substance use disorders. You can read the announcement on our website.

Our pipeline is an excellent strategic fit that diversifies and strengthens Indivior’s offerings, while this transaction in turn will enable us to leverage Indivior’s commercial strength and resources to maximize the reach and impact of OPNT003, our investigational treatment for opioid overdose, if approved by the FDA.

The transaction is subject to Opiant shareholder approval and certain customary regulatory approvals and closing conditions. Pending these approvals, we expect to complete the transaction in the first quarter of 2023.

In the meantime, it will remain business as usual at Opiant and I will remain your principal contact. Should you have any questions, do please reach out to me.

Warm regards,

INSERT NAME

Additional Information About the Acquisition and Where to Find It
This communication is being made in respect of the proposed transaction involving Opiant Pharmaceuticals, Inc. (“Opiant”), Indivior Inc. (“Indivior”) and Olive Acquisition Subsidiary, Inc. A meeting of the stockholders of Opiant will be announced as promptly as practicable to seek stockholder approval in connection with the proposed transaction. Opiant expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Opiant and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF OPIANT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OPIANT AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Opiant with the SEC at the SEC’s website at www.sec.gov.

Participants in the Solicitation
Opiant and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Opiant’s stockholders in connection with the proposed transaction will be set forth in Opiant’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by Opiant’s stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You may also find additional information about Opiant’s directors and executive officers in Opiant’s Definitive Proxy Statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 18, 2022 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

On November 14, 2022, Opiant made the following announcements via various social media outlets in connection with the announcement of that certain Agreement and Plan of Merger, dated November 14, 2022 (the “Merger Agreement”), by and among Opiant, Indivior Inc. and Olive Acquisition Subsidiary, Inc.

Additional Information About the Acquisition and Where to Find It
This document is being made in respect of the proposed transaction involving Opiant Pharmaceuticals, Inc. (“Opiant”), Indivior Inc. and Olive Acquisition Subsidiary, Inc. A meeting of the stockholders of Opiant will be announced as promptly as practicable to seek stockholder approval in connection with the proposed transaction. Opiant expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Opiant and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF OPIANT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OPIANT AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Opiant with the SEC at the SEC’s website at www.sec.gov.
Participants in the Solicitation
Opiant and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Opiant’s stockholders in connection with the proposed transaction will be set forth in Opiant’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by Opiant’s stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You may also find additional information about Opiant’s directors and executive officers in Opiant’s Definitive Proxy Statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 18, 2022 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.
Cautionary Statement Regarding Forward-Looking Statements
This document contains “forward-looking statements,” within the meaning of Section 27A of the Securities, Section 21E of Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “potential,” “continue”, negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.
Opiant cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that Opiant’s objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this document and include information concerning possible or assumed future results of Opiant’s operations, , the achievement and value of contingent value rights in connection with the proposed merger; business strategies; future cash flows; financing plans; plans and objectives of management, any other statements regarding future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the proposed merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring Opiant to pay a termination fee; (3) the risk that the proposed merger disrupts Opiant’s current business and financing plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the proposed merger on Opiant’s ability to retain and hire key personnel and maintain relationships with its suppliers and others with whom it does business;

(5) the effect of the announcement of the proposed merger on Opiant’s operating results and business generally; (6) the amount of costs, fees and expenses related to the proposed merger; (7) the risk that Opiant’s stock price may decline significantly if the proposed merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed merger and instituted against Opiant and others; (9) other factors that could affect Opiant’s business such as, without limitation, our ability to obtain and maintain regulatory approvals for our products; results of clinical studies; technological breakthroughs in reversing opioid overdoses and treating patients; and delays or unplanned expenditures in product development, clinical testing or manufacturing; and (10) other risks to consummation of the proposed merger, including the risk that the proposed merger will not be consummated within the expected time period or at all.
In addition, please refer to the documents that Opiant files with the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Opiant’s operational and other results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except as required by law, Opiant is not under any duty to update any of the information in this document.

Indivior PLC to Acquire Opiant Pharmaceuticals

•Indivior to acquire Opiant Pharmaceuticals for total consideration of $28.00 per share comprising of an upfront cash payment of $20.00 per share at closing plus contingent value rights (CVRs) worth up to $8.00 per share in cash, payable on achievement of certain net revenue thresholds for OPNT003

•Upfront payment represents a 111% premium to Opiant’s closing share price of November 11, 2022, and 99% premium to Opiant’s 30-day volume-weighted average share price; total consideration, inclusive of potential CVR payments, represents a premium of up to 195% and 178%, respectively

•Acquisition will expand Indivior’s portfolio of addiction therapies and leverage its expertise and resources to maximize the launch of OPNT003, subject to regulatory approval, a potential new treatment for opioid overdose

•Agreement unanimously approved by Boards of Directors of both companies; pending approvals, completion expected in the first quarter of 2023

SANTA MONICA, Calif., November 14, 2022 – Opiant Pharmaceuticals Inc. (NASDAQ: OPNT) today announced that it has entered into a definitive merger agreement to be acquired by Indivior Inc, a subsidiary of Indivior PLC (LON: INDV). Under the terms of the agreement, Indivior will acquire all of the outstanding shares of Opiant for upfront consideration of $20.00 per share in cash at closing, plus contingent value rights (CVRs) representing, if achieved, potential additional payments over a period of seven years of up to $8.00 per share. Achievement of the CVR payments, if any, are based on attaining certain revenue thresholds for OPNT003, nasal nalmefene, Opiant’s investigational treatment for opioid overdose, as detailed below.

The upfront payment at closing of $20.00 per share represents a premium of approximately 111% to Opiant's closing share price on November 11, 2022, and 99% premium to the 30-day volume-weighted average share price. Inclusive of each of the CVR payments, the total potential transaction value represents a premium of up to 195% and 178%, respectively. The transaction has been unanimously approved by the Boards of Directors of each company.

“We are pleased to have reached an agreement that reflects the great potential Opiant has created with OPNT003 and our pipeline of medicines,” said Roger Crystal, M.D., Opiant President and Chief Executive Officer. “This transaction provides Opiant shareholders with immediate value in addition to the potential future upside from the CVRs. This transaction will also enable us to leverage Indivior’s commercial strength and resources to maximize the value of OPNT003 and our pipeline assets. Importantly, I want to thank our talented team, who have worked tirelessly to progress our Company to this point and look forward to the achievements still to come.”

“Our work has never been more critical, with reported overdose deaths in the United States occurring at near record numbers,” said Mark Crossley, Chief Executive Officer of Indivior. “Opiant’s portfolio of product candidates is an excellent strategic fit that diversifies and strengthens our offerings, while Indivior’s strong commercial capabilities will propel a combined product pipeline with the potential to help patients along a continuum from addiction and rescue to recovery. We look forward to working with Opiant’s talented team as we undertake our shared mission of helping people with substance use disorders.”

Transaction Details

Under the terms of the merger agreement, Indivior will acquire all outstanding shares of Opiant for upfront consideration of $20.00 per share in cash, plus up to $8.00 per share in CVRs that may become payable if certain net revenue milestones are achieved by Opiant’s lead asset OPNT003 over the applicable seven-year period.

Pursuant to the CVRs, Indivior will pay $2.00 per CVR if OPNT003 achieves the following net revenue thresholds during any period of four consecutive quarters prior to the seventh anniversary of the U.S. commercial launch: (i) $225 million, (ii) $300 million, and (iii) $325 million. The remaining $2.00 per CVR will become payable if OPNT003 achieves net revenue of $250 million during any period of four consecutive quarters prior to the third anniversary of the U.S. commercial launch. There can be no guarantee that the CVR payments will be achieved as the future performance of OPNT003 is subject to several risks and uncertainties.

The transaction is subject to customary closing conditions, including U.S. antitrust clearance, clearance by the Committee on Foreign Investment in the United States (CFIUS) and receipt of approval of Opiant’s shareholders. The members of the Board of Directors of Opiant, who hold approximately 4.5% of the outstanding Opiant shares, have entered into a voting agreement with Indivior and agreed to vote their shares in favor of the transaction. Pending approvals, the parties anticipate completing the transaction in the first quarter of 2023.

Earnings conference call
Given the proposed transaction, Opiant will not be hosting the previously scheduled earnings conference call on Monday, November 14, 2022.

Advisors
Lazard Frères & Co. LLC is serving as financial advisor to Opiant and Latham & Watkins LLP is serving as legal advisor to Opiant.

About Opiant Pharmaceuticals, Inc.
Opiant Pharmaceuticals, Inc., is building a leading franchise of new medicines to combat addictions and drug overdose. For more information visit: www.opiant.com.

About OPNT003, nasal nalmefene
OPNT003, nasal nalmefene, is a high-affinity mu-opioid receptor antagonist that reduces the binding of opioids to this receptor, limiting respiratory depression, the primary cause of overdose injury and death. In a head-to-head pharmacodynamic study, OPNT003 produced a reversal of remifentanil-induced respiratory depression that was nearly twice that produced by nasal naloxone 4mg at the primary endpoint of five minutes. The intrinsic properties of nalmefene, taken together with results from Opiant’s pharmacokinetic and pharmacodynamic studies, are consistent with the potential of OPNT003 to provide a fast and sustained reversal of opioid overdose. Opiant has initiated a rolling submission of a New Drug Application to the FDA for OPNT003, using the 505(b)(2) pathway and intends to complete the filing in the fourth quarter of 2022. OPNT003 was granted Fast Track Designation in November 2021.

Forward-Looking Statements
This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities, Section 21E of Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “potential,” “continue,” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

Opiant cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that Opiant’s objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this press release and include information concerning possible or assumed future results of Opiant’s operations, the achievement and value of CVRs in connection with the proposed merger; business strategies; future cash flows; financing plans; plans and objectives of management, any other statements regarding future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the merger agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the proposed merger; (2) the risk that the merger agreement may be terminated in circumstances requiring Opiant to pay a termination fee; (3) the risk that the proposed merger disrupts Opiant’s current business and financing plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the proposed merger on Opiant’s ability to retain and hire key personnel and maintain relationships with its suppliers and others with whom it does business; (5) the effect of the announcement of the proposed merger on Opiant’s operating results and business generally; (6) the amount of costs, fees and expenses related to the proposed merger; (7) the risk that Opiant’s stock price may decline significantly if the proposed merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed merger and instituted against Opiant and others; (9) other factors that could affect Opiant’s business such as, without limitation, our ability to obtain and maintain regulatory approvals for our products; results of clinical studies; technological breakthroughs in reversing opioid overdoses and treating patients; and delays or unplanned expenditures in product development, clinical testing or manufacturing; and (10) other risks to consummation of the proposed merger, including the risk that the proposed merger will not be consummated within the expected time period or at all.

In addition, please refer to the documents that Opiant files with the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Opiant’s operational and other results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except as required by law, Opiant is not under any duty to update any of the information in this document.

Additional Information About the Acquisition and Where to Find It
This press release is being made in respect of the proposed transaction involving Opiant, Indivior Inc. and Olive Acquisition Subsidiary, Inc. A meeting of the stockholders of Opiant will be announced as promptly as practicable to seek stockholder approval in connection with the proposed transaction. Opiant expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Opiant and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF OPIANT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OPIANT AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Opiant with the SEC at the SEC’s website at www.sec.gov.

Participants in the Solicitation
Opiant and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Opiant’s stockholders in connection with the proposed transaction will be set forth in Opiant’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by Opiant’s stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You may also find additional information about Opiant’s directors and executive officers in Opiant’s Definitive Proxy Statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 18, 2022 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

For Media and Investor Inquiries:
Ben Atkins, Opiant
(310) 598-5410
batkins@opiant.com